Exhibit 99.1

FOR IMMEDIATE RELEASE

May 1, 2009

Interline Brands, Inc. Announces First Quarter 2009 Sales and Earnings Results

Jacksonville, Fla. — May 1, 2009 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations products, reported sales and earnings for the quarter ended March 27, 2009.

Sales for the first quarter of 2009 decreased 11.2% compared to the comparable 2008 period.  Earnings per diluted share were $0.09 for the first quarter of 2009, a decrease of 67% compared to earnings per diluted share of $0.27 in the same period last year.  Earnings per diluted share for the first quarter of 2009 include a $0.06 per diluted share charge associated with higher reserves for bad debt expense resulting from a customer seeking Chapter 11 bankruptcy protection, a $0.05 per diluted share charge associated with the previously announced reduction in force and consolidation of certain distribution centers, a $0.01 per diluted share charge associated with the adoption of FAS 141R - a new accounting standard on business combinations, and a $0.03 per diluted share gain on the early extinguishment of debt.

Michael Grebe, Interline’s Chairman and Chief Executive Officer, commented, “The team here at Interline has continued to manage the business carefully in this current turbulent environment, responding to market conditions in the near-term without compromising our long-term strategy and vision.  Since the beginning of the economic downturn our focus has been, and will continue to be, managing the business prudently by adjusting our cost structure, driving productivity and maximizing cash flow generation.”  Mr. Grebe continued, “We generated a record $60 million in free cash flow during the first quarter for a total of over $100 million in free cash flow over the past two quarters.  This far exceeds our previously stated target of $30 to $40 million of free cash flow generated over the same 6 month period.  We also delivered a 2 cent net benefit in cost actions in the quarter, and are well on our way to delivering a 31 cent net benefit to earnings in 2009 from our various cost initiatives.  I am confident we are taking the appropriate steps to build a more cost effective and flexible operating platform to navigate today’s economy, while positioning our company to maximize its long-term potential.”

Sales for the quarter ended March 27, 2009 were $256.8 million, an 11.2% decrease compared to sales of $289.1 million in the comparable 2008 period.  Average organic daily sales decreased 12.9% for the quarter.  Interline’s facilities maintenance end-market, which comprised 72% of sales, declined 6.7% during the first quarter on an average daily sales basis, and declined 9.2% on an average organic daily sales basis.  The pro contractor end-market, which comprised 16% of sales, declined 27.3% in the quarter and the specialty distributor end-market, which comprised 12% of sales, declined 9.4% for the quarter.

“Overall, visibility remains low and the environment continues to be challenged by broader economic headwinds that we do not expect to abate in the near term.  Certain maintenance, repair, and operations products, particularly our janitorial and sanitation offering, remain a more steady part of our portfolio.  We continue to focus our sales channels to capitalize on these products and the relative stability of their demand.  Unfortunately, continued weakness in the housing sector coupled with increasing softness in the apartment market have adversely impacted our performance and more than offset relative gains in our institutional markets.  As residential and remodeling activity resumes to more normalized levels, we look forward to significant performance improvements in these areas,” said Mr. Grebe.

Gross profit decreased $13.5 million to $96.6 million for the first quarter of 2009.  As a percentage of net sales, gross profit was 37.6% compared to 38.1% for the first quarter of 2008.

SG&A expenses for the quarter were $83.9 million, down $1.1 million or 1.3% from the same period last year, and represented 32.7% of sales for the quarter. SG&A expenses included a $3.0 million charge for bad debt resulting from a customer seeking Chapter 11 bankruptcy protection, $2.4 million of expenses related to our previously announced reduction in force and the planned consolidation of certain distribution centers, and a $0.7 million charge associated with the adoption of FAS 141R - a new accounting standard on business combinations.

As a result, first quarter 2009 operating income of $8.0 million, or 3.1% of sales, decreased 62.0% compared to $21.2 million, or 7.3% of sales, in the first quarter of 2008.

Cash flow from operating activities for the first quarter of 2009 was $62.6 million compared to $29.1 million for the first quarter of 2008. During the first quarter of 2009, the Company opportunistically used $34.2 million to repurchase and retire $36.4 million of its 8.125% senior subordinated notes due in 2014 in the open market, generating a $0.03 per diluted share gain on the early extinguishment of debt.

Business Outlook

Mr. Grebe stated, “Looking ahead, we expect to see continued soft demand in most of our major markets, but we are confident that we are positioned well to compete successfully in both the near and long term.  We are working to strengthen our sales efforts in our most stable markets; we are executing our cost actions to drive higher profitability; and we are continuing our ongoing rationalization of our distribution network to improve our efficiencies.

“Based on our exceptional cash flow generation year-to-date, we are providing a revised cash flow forecast for the full year 2009.  We now expect to generate at least $65 million in free cash flow for the year, up significantly compared to our previous target of at least $35 million.  Our revised cash flow guidance reflects the seasonality of our cash flows since we typically invest in inventory to support higher demand during the seasonally stronger second and third quarters.  We expect this to be the case in 2009, but at more modest levels than prior years.”

Conference Call

Interline Brands will host a conference call on May 1, 2009 at 9:00 a.m. Eastern Standard Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 95696101.  This recording will expire on May 14, 2009.

About Interline

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides maintenance, repair and operations products to a diversified customer base made up of professional contractors, facilities maintenance professionals, and specialty distributors primarily throughout the United States, Canada, the Caribbean and Central America.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”).  Interline’s management uses non-GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2008.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Tom Tossavainen

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 27, 2009 AND DECEMBER 26, 2008

(in thousands, except share and per share data)

	March 27,	December 26,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$80,691	$62,724
Accounts receivable - trade (net of allowance for doubtful accounts of $16,576 and $12,140)	126,414	139,522
Inventory	199,598	211,200
Income tax receivable	2,035	1,452
Prepaid expenses and other current assets	17,595	22,884
Deferred income taxes	18,812	19,010
Total current assets	445,145	456,792

Property and equipment, net	47,550	46,033
Goodwill	317,242	317,117
Other intangible assets, net	130,556	132,787
Other assets	9,378	10,119
Total assets	$949,871	$962,848

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$86,106	$68,255
Accrued expenses and other current liabilities	36,045	31,394
Accrued interest	3,553	1,072
Current portion of long-term debt	—	1,625
Capital lease - current	246	239
Total current liabilities	125,950	102,585

Long-Term Liabilities:
Deferred income taxes	38,273	37,210
Long-term debt, net of current portion	360,943	401,765
Capital lease - long term	161	226
Other liabilities	829	989
Total liabilities	526,156	542,775
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 shares authorized; no shares outstanding as of March 27, 2009 and December 26, 2008	—	—

Shareholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 32,562,497 issued and 32,451,083 outstanding as of March 27, 2009 and 32,561,360 issued and 32,449,946 outstanding as of December 26, 2008	326	326
Additional paid-in capital	572,691	571,868
Accumulated deficit	(147,911)	(150,833)
Accumulated other comprehensive income	592	695
Treasury stock, at cost, 111,414 shares as of March 27, 2009 and December 26, 2008	(1,983)	(1,983)
Total shareholders’ equity	423,715	420,073
Total liabilities and shareholders’ equity	$949,871	$962,848

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE MONTHS ENDED MARCH 27, 2009 AND MARCH 28, 2008

(in thousands, except share and per share data)

	Three Months Ended
	March 27,	March 28,
	2009	2008

Net sales	$256,793	$289,146
Cost of sales	160,197	179,096
Gross profit	96,596	110,050

Operating Expenses:
Selling, general and administrative expenses	83,920	85,013
Depreciation and amortization	4,634	3,879
Total operating expense	88,554	88,892
Operating income	8,042	21,158

Gain on extinguishment of debt, net	1,720	—
Interest expense	(5,379)	(7,742)
Interest and other income	290	695
Income before income taxes	4,673	14,111
Income tax provision	1,751	5,437
Net income	$2,922	$8,674

Earnings Per Share:
Basic	$0.09	$0.27
Diluted	$0.09	$0.27

Weighted-Average Shares Outstanding:
Basic	32,438,989	32,327,187
Diluted	32,552,442	32,644,551

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 27, 2009 AND MARCH 28, 2008

(in thousands)

	Three Months Ended
	March 27,	March 28,
	2009	2008
Cash Flows from Operating Activities:
Net income	$2,922	$8,674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,781	3,993
Gain on extinguishment of debt, net	(1,720)	—
Amortization of debt issuance costs	287	281
Amortization of discount on 8⅛% senior subordinated notes	37	36
Write-off of deferred acquisition costs	672	—
Share-based compensation	823	552
Excess tax benefits from share-based compensation	—	(24)
Deferred income taxes	1,261	396
Provision for doubtful accounts	4,992	1,077
Loss on disposal of property and equipment	1	—

Changes in assets and liabilities which provided (used) cash:
Accounts receivable - trade	8,082	1,341
Inventory	11,557	67
Prepaid expenses and other current assets	5,723	3,231
Other assets	70	1,865
Accounts payable	17,858	4,943
Accrued expenses and other current liabilities	3,487	(3,284)
Accrued interest	2,481	4,114
Income taxes	(582)	1,830
Other liabilities	(157)	19
Net cash provided by operating activities	62,575	29,111
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(2,393)	(6,500)
Purchase of short-term investments	—	(35,531)
Proceeds from sales and maturities of short-term investments	—	80,071
Purchase of businesses, net of cash acquired	(126)	(8)
Net cash (used in) provided by investing activities	(2,519)	38,032
Cash Flows from Financing Activities:
Decrease in purchase card payable, net	(1,677)	(841)
Repayment of term debt	(6,163)	(1,575)
Repayment of 8⅛% senior subordinated notes	(34,157)	—
Proceeds from stock options exercised	—	505
Excess tax benefits from share-based compensation	—	141
Payments on capital lease obligations	(58)	(53)
Net cash used in financing activities	(42,055)	(1,823)
Effect of exchange rate changes on cash and cash equivalents	(34)	(59)
Net increase in cash and cash equivalents	17,967	65,261
Cash and cash equivalents at beginning of period	62,724	4,975
Cash and cash equivalents at end of period	$80,691	$70,236

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$2,740	$3,706
Income taxes, net of refunds	$1,181	$2,990

Schedule of Non-Cash Investing Activities:
Property acquired through lease incentives and on account	$2,412	$—

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE MONTHS ENDED MARCH 27, 2009 AND MARCH 28, 2008

(in thousands)

Free Cash Flow	Three Months	Three Months	Six Months
	Ended	Ended	Ended
	March 27,	December 26,	March 27,
	2009	2008	2009
Net cash from operating activities	$62,575	$42,147	$104,722
Less capital expenditures	(2,393)	(1,870)	(4,263)
Free cash flow	$60,182	$40,277	$100,459

We define free cash flow as net cash provided by operating activities, as defined under GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations	Three Months Ended
	March 27,	March 28,
	2009	2008	% Variance
Net sales	$256,793	$289,146	-11.2%
Less acquisitions:	(4,920)	—
Organic sales	$251,873	$289,146	-12.9%

Daily sales:
Ship days	64	64
Average daily sales (1)	$4,012	$4,518	-11.2%
Average organic daily sales (2)	$3,936	$4,518	-12.9%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with GAAP measures such as net sales.

Adjusted EBITDA	Three Months Ended
	March 27,	March 28,
	2009	2008
Adjusted EBITDA:
Net income (GAAP)	$2,922	$8,674
Interest expense	5,379	7,742
Interest income	(4)	(535)
Gain on extinguishment of debt	(1,720)	—
Income tax provision	1,751	5,437
Depreciation and amortization	4,781	3,993
Adjusted EBITDA	$13,109	$25,311

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, provision for income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP.